SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 14, 2000
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-25169                  82-049021
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(State or other jurisdiction          (Commission               (IRS Employer
     of Incorporation)                 File Number)          Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada                 M5J 2G2
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      (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  416/364-2551
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

     J. Michael Rosen has been elected a director of Generex Biotechnology Corporation to fill a vacancy on the Board created by the resignation of Iain Brown, Sr., who resigned from the Board of Directors for personal reasons on June 30th of this year.

     Mr. Rosen, age 49, has been a principal in a number of related travel management and hotel marketing businesses specializing in serving the casino industry since 1978. The principal companies in this group, all of which are headquartered in Willowdale, Ontario, are Uniworld Travel & Tours, Inc., Nevada Vacations, Inc., Casino Vacations, Inc. and Casino Tours, Inc. Mr. Rosen presently serves as the President or a Vice President, and the Chief Financial Officer, of each of these companies.

     Prior to 1978, Mr. Rosen was engaged in the private practice of accounting in Toronto, Ontario, and Miami, Florida.

     Mr. Rosen has also been appointed to the Audit Committee of the Board of Directors replacing Mr. Brown on that Committee.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENEREX BIOTECHNOLOGY CORPORATION



Dated: August 22, 2000                 By: /s/ E. Mark Perri
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                                           E. Mark Perri, Chairman and CFO